Securities and Exchange Commission
                       Washington, D.C. 20549


                              Form T-1


                      STATEMENT OF ELIGIBILITY
                UNDER THE TRUST INDENTURE ACT OF 1939
            OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
            OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                             __________


                 THE FIRST NATIONAL BANK OF CHICAGO
         (Exact name of trustee as specified in its charter)

A National Banking Association                       36-0899825
                                         (I.R.S. Employer
                                      Identification Number)

          One First National Plaza, Chicago, IL  60670-0126
        (Address and zip code of principal executive offices)


                 The First National Bank of Chicago
                One First National Plaza, Suite 0286
                    Chicago, Illinois 60670-0286
       Attn: Lynn A. Goldstein, Law Department, (312) 732-6919
      (Name, address and telephone number of agent for service)

                             __________


                       GTE NORTH INCORPORATED
         (Exact name of obligor as specified in its charter)


          WISCONSIN                                    35-
1869961
(State or other jurisdiction of                    (I.R.S.
Employer
 incorporation or organization)                 Identification
Number)


19845 U.S. 31 North
Westfield, IN                                   46074
(Address of principal executive offices)              (Zip Code)



                             Debentures
                   (Title of Indenture Securities)

Item 1.General Information. Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

       Comptroller of Currency, Washington, D.C.,
       Federal Deposit Insurance Corporation, Washington, D.C.,
       The Board of Governors of the Federal Reserve System,
       Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

       The trustee is authorized to exercise corporate trust powers.


Item 2.Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

       No such affiliation exists with the trustee.


Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

       1. A copy of the articles of association of the trustee now in effect.*

       2. A copy of the certificates of authority of the trustee to commence business.*

       3. A copy of the authorization of the trustee to exercise corporate trust powers.*

       4.   A copy of the existing by-laws of the trustee.*

       5.   Not applicable.

       6.   The consent of the trustee required by Section
       321(b) of the Act.

       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

       8.   Not applicable.

       9.   Not applicable.


____________

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 7th day of January, 1994.


               The First National Bank of Chicago,
               Trustee



               By  /s/ R. D. Manella
                   R. D. Manella
                   Vice President

                              EXHIBIT 6



                 THE CONSENT OF THE TRUSTEE REQUIRED
                    BY SECTION 321(b) OF THE ACT




January 7, 1994


Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

In connection with the qualification of an indenture between GTE North Incorporated and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

               Very truly yours,

               The First National Bank of Chicago



               By  /s/ R. D. Manella
                   R. D. Manella
                   Vice President

                              EXHIBIT 7


     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:                    First National Bank of
Chicago       Call Date: 9/30/93 ST-BK: 17-1630 FFIEC 031
Address:      One First National Plaza, Suite 0460          Page
RC-1
City, State Zip:                                       Chicago,
IL  60670
FDIC Certificate No.:                                  0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1993

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC-Balance Sheet


                                   Dollar Amounts in
    C400                             <-

_____
                                        Thousands         RCFD
BIL MIL THOU
                                   _________________      ____
_____________


ASSETS
1. Cash and balances due from depository institutions
 (from Schedule RCA-A):
 a. Noninterest-bearing balances and currency and coin(1) ..
0081          6,140,040            1.a.
 b. Interest-bearing balances(2) ...........................
0071          6,078,671            1.b.
2. Securities (from Schedule RC-B) ..........................
0390          580,723              2
3. Federal funds sold and securities purchased under agree-ments to resell in domestic offices of the bank and its
  Edge and Agreement subsidiaries, and in IBFs:
 a. Federal Funds sold ....................................
0276          3,134,457            3.a.
 b. Securities purchased under agreements to resell .......
0277          252,650              3.b
4. Loans and lease financing receivables:
 a. Loans and leases, net of unearned income (from
    Schedule RC-C) ........................................RCFD
2122 13,404,247                                           4.a.
 b. LESS: Allowance for loan and lease losses .............RCFD
3123    343,005                                           4.b.
 c. LESS: Allocated transfer risk reserve .................RCFD
3128       0                                   4.c.
 d. Loans and leases, net of unearned income, allowance
    and reserve (item 4.a minus 4.b and 4.c) ...............
2125          13,061,242           4.d.
5. Assets held in trading accounts ..........................
2146          2,202,246            5.
6. Premises and fixed assets (including capitalized leases) .
2145          500,925              6.
7. Other real estate owned (from Schedule RC-M) .............
2150          111,329              7.
8. Investments in unconsolidated subsidiaries and
  associated companies (from Schedule RC-M) ................
2130          14,491               8.
9. Customers' liability to this bank on acceptances
  outstanding ..............................................
2155          552,637              9.
10. Intangible assets (from Schedule RC-M) ..................
2143          155,975              10.
11. Other assets (from Schedule RC-F) .......................
2160          2,847,290            11.
12. Total assets (sum of items 1 through 11) ................
2170          35,632,676           12.



__________

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:                    First National Bank of
Chicago       Call Date: 9/30/93 ST-BK: 17-1630 FFIEC 031
Address:      One First National Plaza, Suite 0460          Page
RC-2
City, State Zip:                                       Chicago,
IL  60670
FDIC Certificate No.:                                  0/3/6/1/8


Schedule RC-Continued

                                Dollar Amounts in
                                     Thousands            BIL
MIL THOU
                                __________________
____________

LIABILITIES
13. Deposits:
  a. In domestic offices (sum of totals of columns A
     and C from Schedule RC-E, part 1) .............       RCON
2200          14,261,174        13.a.
     (1) Noninterest-bearing(1) ....................RCON 6631
6,124,322                                   13.a.(1)
     (2) Interest-bearing ..........................RCON 6636
8,136,852                                   13.a.(2)
  b. In foreign offices, Edge and Agreement subsid-
     iaries, and IBFs (from Schedule RC-E, part II)        RCFN
2200          10,168,389        13.b.
     (1) Noninterest bearing .......................RCFN 6631
2,339,236                                   13.b.(1)
     (2) Interest-bearing ..........................RCFN 6636
7,829,153                                   13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsid-
  iaries, and in IBFs:
  a. Federal funds purchased ........................      RCFD
0278          2,411,666         14.a.
  b. Securities sold under agreements to repurchase .      RCFD
0279          7,738             14.b.
15. Demand notes issued to the U. S. Treasury .........    RCON
2840          102,420           15.
16. Other borrowed money ..............................    RCFD
2850          1,871,318         16.
17. Mortgage indebtedness and obligations under
  capitalized leases ................................      RCFD
2910          267,000           17.
18. Bank's liability on acceptance executed and
  outstanding .......................................      RCFD
2920          552,637           18.
19. Subordinated notes and debentures .................    RCFD
3200          1,175,000         19.
20. Other liabilities (from Schedule RC-G) ............    RCFD
2930          2,196,402         20.
21. Total liabilities (sum of items 13 through 20) ....    RCFD
2948          33,013,744        21.
22. Limited-Life preferred stock and related surplus ..    RCFD
3282            0               22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .....    RCFD
3838            0               23.
24. Common stock ......................................    RCFD
3230          200,858           24.
25. Surplus (exclude all surplus related to preferred
  stock .............................................      RCFD
3839          2,249,790         25.
26. a. Undivided profits and capital reserves .........    RCFD
3632          169,255           26.a.
    b. LESS: Net unrealized loss on marketable equity
    securities .....................................       RCFD
0297            0               26.b.
27. Cumulative foreign currency translation adjustments    RCFD
3284          (971)             27.
28. Total equity capital (sum of items 23 through 27) ..   RCFD
3210          2,618,932         28.
29. Total liabilities, limited-life preferred stock,
  and equity capital (sum of items 21, 22, and 28) ..      RCFD
3300          35,632,676        29.

Memorandum
To be reported only with the March Report of Condition.
1.            Indicate in the box at the right the number of the
statement below that best describes
 the most comprehensive level of auditing work performed for the bank by independent
 external auditors of any date during 1992
...........................................     RCFA 6724 N/A
M.1.

_______________

1 = Independent audit of the bank conducted in accordance 4 =
   Directors' examination of the bank performed
                                    with generally accepted
  auditing standards by a            by other external auditors
  (may be required
                                    certified public accounting
  firm which submits a               by state chartering
  authority)
                                    report on the bank   5 =
  Review of the bank's financial statements
2 = Independent audit of the bank's parent holding company
  by external auditors
                                    conducted in accordance with
  generally accepted               6 = Compilation of the
  bank's financial state
                                    auditing standards by a
  certified public accounting        ments by external auditors
                                    firm which submits a report
  on the consolidated              7 = Other audit procedures
  (excluding tax
                                    holding company (but not on
  the bank separately)               preparation work)
3 = Directors' examination of the bank conducted in 8 = No
  external audit work
                                   accordance with generally
  accepted auditing standards
                                   by a certified public
  accounting firm (may be required
                                   by state chartering
  authority)


__________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

N2:S-3:129